EXHIBIT 3-i

                                                              FILED IN OFFICE 0F
                                                       NM PUBLIC REG. COMMISSION
                                                                     MAR 26 1969


                          ARTICLES OF INCORPORATION OF
                            URANIUM KING CORPORATION

FIRST:   The name of this corporation is URANIUM KING CORPORATION.

SECOND: Its principal office in the State of New Mexico is located at 1016 Bank of New Mexico Building, in the City of Albuquerque, Bernalilio County, New Mexico. The name and address of its initial registered agent and of its initial registered office, is RICHARD B. ADDIS, 1016 Bank of New Mexico Building, Albuquerque, New. Mexico.

THIRD:   The Corporation shall exist perpetually.

FOURTH: The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of New Mexico or of the United States, and without limiting the generality of the foregoing, specifically:

     A. To prospect, explore, purchase or otherwise acquire, and to sell, dispose of, and deal in lands, mines, minerals, ores, mining and water rights, and claims and interest therein, in any part of the world; to develop, improve, and work the same; to conduct mining operations of every kind, and to operate plans for reducing, smelting, and refining ores, minerals, matte, and bullion, to enter into contracts with other persons, firms, or corporations (including any corporation in which the directors of this company may be interested, of which they may be officers or directors, or which may be the owner of a large or controlling interest of the stock of this company) for the reduction, treatment, smelting, and refining of the ores, minerals, matte, and bullion produced by the corporation hereby organized; to search for, obtain and disseminate information as to mines, mining districts, mining claims, water claims, water rights and any other rights, claims and property; to examine, investigate, and secure the titles to lands, mines, minerals, ores, and mining or other rights and claims, and interests therein, in any part of the world; to employ and send to any part of the world, and to pay the fees, costs, charges, and expenses of, agents, including persons and corporations, mining experts, legal counsel, and all persons useful, or


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          supposed to be useful, in examining, investigating, and securing the title to lands, mines, minerals, ores, mining and other rights and or interest therein, in any part of the world to print, publish, advertise, and circulate reports, maps, plans, prospectuses, and documents of every, kind whatsoever, directly or indirectly relating, or supposed to relate, to land, mines, minerals, ores, and mining or other rights, concessions, and claims in any part of the world, or to the title thereto, or to the organization, operations and objects of this company, or of any other company.

     B. To acquire, own, hold, develop, maintain, operate, manage, lease, sell, exchange, convey, mortgage, dispose of, and otherwise deal in property of every nature and description, both real and personal, whether situated in the United States or elsewhere, so far as permissible by law; to pay for the same in cash, the stock of this corporation, bonds, or otherwise; to hold, exploit, and develop or in any manner to dispose of or assign the whole or any part of the property so purchased; to produce, refine, and market any and all minerals or other products from any such operations.

     C. To advance or negotiate the advance of money or interest on securities or otherwise; to lend money or negotiate loans; to draw, accept, endorse, discount, buy, sell, and deliver bills of exchange, promissory notes, bonds, debentures, coupons, and other negotiable instruments, and securities; to issue on commission, subscribe for, take, acquire, and hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government or authority or company.

     D. Generally, to carry on and undertake any business, undertaking, transaction, or operation commonly carried on or undertaken by promoters and financiers; and to engage in any other business which may seem to the corporation capable of being conveniently carried on in connection with the above or calculated, directly or indirectly, to enhance the value of or render profitable any of the corporation's activities or business.

     E. To have one or more offices to carry on all or any of its business and, without restrictions or limits, to purchase or otherwise acquire, and to own, hold, maintain, work, develop, sell, trade, exchange, convey, mortgage, lease, or otherwise dispose of, without limit as to amount, and in any part of the world, any property, real, personal, or mixed, and any interests and rights, in whole or in part, therein.

     F. To apply for, obtain, register, lease, purchase, or otherwise acquire, hold, use, sell, trade, exchange,

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          assign, mortgage, or otherwise dispose of trademarks, copyrights, inventions, trade names, formulas, secret developments and its improvements and processes used in connection with or secured under letters patent of the United States or of other countries or otherwise, and to grant licenses in respect thereto, and otherwise turn the same to account.

     G. To contract with the United States, or any agency thereof , or any of the states or political subdivisions thereof, or with any persons in authority, municipalities, boards, bureaus, or departments, or any political sub-divisions of any state of the United States or colonies or territories thereof or any foreign countries, or any individuals in relation to or in connection with any of the objects, purposes, or business of the corporation.

     H. To act as a dealer for the sale of its owns stocks, bonds and to execute all instruments incident to the above; to enter into underwriting agreements for the sale of its stocks and bonds or other securities; to make and enter into options for the sale of its stock upon such terms and conditions as are permitted by the laws of the State of New Mexico and the United States.

     I. To indemnify officers, directors, and employees against harm or loss resulting from their actions in their capacities as such. J. To form, promote, and assist, financially or otherwise, corporations, syndicates, joint ventures, partnerships, companies, and associations of all kinds and to give any lawful guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligations or undertakings; and to achieve the purposes and exercise the power specified herein, either directly or through subsidiary corporations, syndicates, partnerships, companies, or other associations.

     K. To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of securities (which term includes, without limitation of the generality thereof, any shares of stock, bonds, debentures notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by such persons, firms, associations, cor-



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          porations, or governments or sub-divisions to make payment thereof;
          manner and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

     L. To lend its uninvested funds from time to time to such extent, to such persons., firms, associations, corporations, governments, or sub-divisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

     M. To endorse or guarantee the payment of principal, interest, or dividends upon and to guarantee the performance of sinking-fund or other obligations of any securities, and to guarantee in any way permitted by law the performance of any of the contract or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or sub-division thereof, or of any other combination, organization, or entity whatsoever.

     N. To conduct its business in New Mexico, other states, the District of Columbia, the territories and colonies of the United States, and foreign countries and territories and colonies thereof and have one or more offices outside of this state, and to acquire, purchase, hold, mortgage, pledge, assign, transfer, and convey real and personal property out of New Mexico.

     O. In furtherance of and not in limitation of the powers conferred by the laws of the State of New Mexico, the Board or Directors is expressly authorized without the assent of the vote of the stockholders to issue bonds, debentures, or other obligations of the corporation, secured or unsecured, from time to time, for any of the objects or purposes of the corporation and to include therein such provisions as to redeemability, convertibility into stock, or otherwise, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper and as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors.

     P. To such extent as a corporation organized under the laws of the State of New Mexico may now or thereafter lawfully do, to do, either as principal or agent and either alone or in. connection with other corporations, firms, or individuals, all and everything necessary,


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          suitable,convenient, or proper for, in connection with, or incident to the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or designed directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and, in general, to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or thereafter be organized to do or to exercise under the laws of the State of New Mexico or under any act amendatory thereof, supplemental thereto, or substituted therefor.

               The several clauses contained in this statement of purposes shall be construed as both purposes and powers, and the statements contained in such clause shall be in nowise limited or restricted, by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers, and no recitation, expression, or declaration of specific purposes or special powers herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

FIFTH: The corporation shall have authority to issue an aggregate of Fifteen Million (15,000,000) shares of common stock having a par value of One Cent (1(cent)) per share. The limitations, and relative rights in respect of shares of common stock described in this Article Fifth, shall be as follows:

     A.   All stock when issued shall be fully paid and nonassessable.

     B. No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The Board of Directors of the corporation may, however in its discretion by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions


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          based on stock ownership as said board in its discretion may determine.


     C. Each share of common stock shall be entitled to one vote of stockholders' meetings either in person or by proxy. Cumulative voting in elections of directors shall not be permitted.


     D. The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations, or special rights shall be conspicuously noted on the certificate evidencing ownership of such stock.


     E. The corporation's common stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors provided that the consideration so fixed is not less than par value.


     F. Subject to the limitations and relative rights herein expressed, all holders of shares of the corporation's common stock shall, subject to the requirements of any applicable law, be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.


     G. The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.


SIXTH: The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) directors who shall be elected in accordance with the By-Laws of the corporation and the statutes of the State of New Mexico now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws of the corporation, and the laws of the State of New Mexico as now or hereafter in effect. Directors of the corporation need not be residents of the State of New Mexico and need not own shares of the corporation's stock.



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Three directors shall constitute the initial Board of Directors.


     Meetings of the Board of Directors, regular or special, may be held within or without the State of New Mexico upon such notice as may be prescribed by the By-Laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of any such meeting, unless the By-Laws of the corporation otherwise require.


     A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at a meeting at which a quorum is present shall be act of the Board of Directors.


     Any vacancy, however caused or created, occurring in. the Board of Directors may be filled by the affirmative vote of a ' majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.






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     The Board of Directors shall have the power to designate by resolution passed by a majority of the whole board, not less than two (2) of its members to constitute an Executive Committee, which, to the extent provided in said resolution or in the By-Laws of the corporation during the intervals between the meetings of the Directors, including the power to authorize the seal of the corporation to be affixed to all papers that may require it, and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors.


SEVENTH: The officers of the corporation shall consist o(pound) a President, one or more Vice Presidents as may be prescribed by the By-Laws of the corporation, a Secretary, one or more Assistant Secretaries as may be prescribed by the By-Laws of the corporation, a Treasurer, and one or more Assistant Treasurers, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the By-Laws.


EIGHTH: The initial By-Laws of the corporation shall be adopted by its Board of-Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as may otherwise be specifically provided in the By-Laws.


NINTH: Meetings of shareholders shall be held at such within or without the State of New Mexico as may be provided by the By-Laws of-the corporation. Special meetings of the shareholders may be called by the President or any other






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executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.


     No contract or other, transaction between, the corporation and any other corporation, whether or not a majority of the shares o(pound) the capital stock of such other corporation is owned by this corporation, and no act of this corporation, shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested, in, or are directors or officers of such other corporation. Any Director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interest in any contract or transaction of the corporation; provided however, that the fact that he or such firm, is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with








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like force and effect as if he were not such director or office or such other corporation or not so interested.


TENTH: The names end addresses of the members of the initial Board o(pound) Directors and incorporators of the Corporation, who shall serve until their successors are elected and qualified, or until the first annual meeting of the shareholders, are as follows:





   NAME                  ADDRESS





KARL F. MEYERS        3455 East 4th, Tucson, Arizona


RICHARD B. ADDIS      P.O. Box 1457 Albuquerque, N-Mex.


VANGIE LYNNE          9309 Indian School Rd. Albuquerque





IN WITNESS WHEREOF, the undersigned incorporators have hereunto affixed their signatures at Albuquerque, New Mexico, this 13th day of March, 1969.


                                            /S/      KARL F. MEYERS
                                            -----------------------
                                                     KARL F. MEYERS


                                            /S/      RICHARD B. ADDIS
                                            -------------------------
                                                     RICHARD B. ADDIS


                                            /S/      VANGIE LYNNE
                                            -----------------------
                                                     VANGIE LYNNE

STATE OF MEW MEXICO        )
                           ) ss.
COUNTY OF BERNALILLO       )

On the 13th day of March, 1969, before me, the undersigned, a Notary Public in and for the County of Bernalillo, State of New Mexico, personally appeared KARL
F. MEYERS, RICHARD B. ADDIS and VANGIE LYNNE, known to we to be the persons described in and who executed the foregoing instrument and who acknowledged to me


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That they executed the same freely and voluntarily and for the uses and purposes therein mentioned.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.





                                  /signed/
                                  ----------------------
                                  Notary Public






My Commission Expires:


      11-16-69








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